Exhibit 99.1

Yorkville Acquisition Corp. Announces Pricing of $150,000,000 Initial Public Offering

Mountainside, NJ, June 26, 2025 (GLOBE NEWSWIRE) -- Yorkville Acquisition Corp. (the “Company”) announced today the pricing of its initial public offering of 15,000,000 units at $10.00 per unit. The units are expected to be listed on The Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “YORKU” beginning June 27, 2025. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “YORK” and “YORKW”, respectively. The underwriter has been granted a 45-day option to purchase up to an additional 2,250,000 units offered by the Company to cover over-allotments, if any. The offering is expected to close on June 30, 2025, subject to customary closing conditions.

Clear Street is acting as the sole book-running manager in the offering. D. Boral Capital LLC is acting as co-manager of the offering. DLA Piper LLP (US) is serving as legal counsel to the Company and Maples and Calder (Cayman LLP) is serving as Cayman Islands legal counsel to the Company. Loeb & Loeb LLP is serving as legal counsel to Clear Street.

A registration statement on Form S-1 (333-286569) relating to these securities sold in the initial public offering has been filed with the Securities and Exchange Commission (“SEC”) and was declared effective on June 26, 2025. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from Clear Street, Attn: Syndicate Department, 150 Greenwich Street, 45th floor, New York, NY 10007, by email at ecm@clearstreet.io, or from the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Yorkville Acquisition Corp.

The Company is a blank check company incorporated in the Cayman Islands as an exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination. While the Company may pursue a business combination target in any business or industry, it intends to focus its search for businesses at the intersection of media, technology, and entertainment.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the registration statement and related preliminary prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, www.sec.gov.

Contact Information

Yorkville Acquisition Corp.
1012 Springfield Avenue
Mountainside, New Jersey 07092

Kevin McGurn
Chief Executive Officer
Email: kjmcgurn@gmail.com